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                                    EXHIBIT I
              TO SCHEDULE 13D, AMENDMENT NO. 1 OF FILING CONCERNING
                          THE SPORTS CLUB COMPANY, INC.


Filing Parties                                                 Shares
--------------                                              ------------
Kayne Anderson Capital Advisors, L.P.
-     Managed Investment Limited Partnerships                  3,731,961
-     Other Managed Accounts                                      20,000

Richard A. Kayne
-     Direct Ownership                                           333,333
                                                                 -------
                                                   Total       4,085,295

Note: Shares reported include 32,916,667 shares of Series B Convertible Preferred Stock which may be acquired upon conversion.


04/14/2003